EXHIBIT 10.31
*[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION]
TERMINATION OF OPTION TO DISTRIBUTE AGREEMENT
     This Termination of Option to Distribute Agreement (this “Termination Agreement”) is made and entered into as of January 27, 2006 (the “Effective Date”), by and between Volcano Corporation (f/k/a Volcano Therapeutics, Inc.), a Delaware corporation (“Volcano”), and Medtronic Vascular, Inc. (f/k/a Medtronic AVE, Inc.), a Delaware corporation (“Medtronic” and, together with Volcano, the “Parties”).
     WHEREAS, in accordance with Section 4.2 of that certain Option to Distribute Agreement, dated as of July 21, 2003, by and between the Parties and attached hereto as Exhibit A (the “Option Agreement”), the Parties may elect to terminate the Option Agreement by mutual consent;
     WHEREAS, the Parties intend to terminate the Option Agreement in accordance with its terms, provided, however, that in lieu of payment of the Termination Fee (as defined in the Option Agreement), Volcano will transfer to Medtronic, without any additional payment owed by Medtronic, ownership to [CONFIDENTIAL] s5TM tower grayscale ultrasound imaging system consoles with the specifications outlined in Exhibit B, together with all standard and customary ancillary materials (collectively, the “Consoles”); and, upon the transfer of the Consoles, Volcano will enter into one or more standard and customary 1-year warranty agreements (each, a “Warranty,” and the period during which any Warranty is in effect, the “Warranty Period”), whereby Volcano will provide service on each such Console at no charge to Medtronic:
     NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:
     1. Termination of Option Agreement. Without any further action required on the part of either Party except as specifically set forth herein, the Option Agreement shall terminate and be of no further force or effect as of the Effective Date. Nothing herein shall change either Party’s respective rights and obligations under either the License Agreement or the ROFN/ROFR Agreement, each as defined in the Option Agreement.
     2. Obligation to Provide Consoles Free of Charge. Medtronic hereby waives its right to receive the Termination Fee provided for in Section 4.2 of the Option Agreement. In exchange for waiving payment of the Termination Fee, Medtronic shall be entitled to the following free of charge, except as expressly provided in Section 2(d):
          (a) up to [CONFIDENTIAL] Consoles, as may be requested by Medtronic from time to time; with title to pass to Medtronic or its designee as provided in Section 3;
          (b) concurrent with the delivery of each Console, the execution by Volcano of a 1-year Warranty for each such Console running from the date of delivery to Medtronic (for each console, the “Delivery Date”), in each case substantially in the form attached hereto as Exhibit C and as provided in Section 4, below;
          (c) the option to purchase one or more of Volcano’s standard service packages (“basic,” “full,” or “full plus,” see attached service plans and pricing guide set forth on

Exhibit D) for each such Console at a 50% discount for up to 36 months following the Delivery Date for each such Console (the period of time from the Effective Date until the last to expire service package purchased by Medtronic pursuant to this Agreement, hereinafter, the “Service Period”); and
          (d) any software upgrades released by Volcano during the Warranty Period or, for the Consoles for which a service plan shall have been purchased, during the Service Period, for any of its tower grayscale ultrasound imaging systems, provided such system is then in use by Medtronic; for the avoidance of doubt, (i) Volcano shall be under no obligation to provide any software upgrades that do not relate to grayscale ultrasound imaging including, but not limited to, software related to virtual histology, IVUS/Angio Co-Registration, or palpography, and (ii) Volcano shall be under no obligation to provide any software upgrades after the Warranty Period for any Consoles for which a service plan has not been purchased.
     3. Delivery Terms. Delivery of the Consoles shall be made by Volcano, delivered CIP to Medtronic’s Santa Rosa, California facility (per Incoterms 2000), within thirty (30) days of a written request of delivery made by Medtronic, in each case to the location identified in such written notice by Medtronic and in the name of Medtronic USA, Inc or in the name of any other Medtronic affiliate designated by Medtronic prior to delivery. Medtronic shall be responsible for all shipping, installation, handling, and insurance costs, as well as any sales, use, value added or similar taxes, customs, duties, or tariffs imposed by any governmental authority or agency resulting from the transfer to Medtronic of any Consoles or any components thereof.
     4. Warranty. Notwithstanding anything to the contrary, including any inconsistent provisions in any Warranty delivered in accordance herewith, Volcano represents and warrants to Medtronic that:
     (a) all Consoles sold under this Termination Agreement will have been manufactured, labeled and packaged in accordance with all applicable laws and regulations, including (as applicable) FDA GMP requirements and, if applicable, ISO 9001 certifications, or successor requirements, and all other applicable manufacturing requirements, as well as the specifications commonly applied to Volcano’s s5 tower grayscale ultrasound imaging system consoles as well as those set forth in Exhibit B (collectively, the “Specifications”);
     (b) Volcano has or will have (through contracting with third parties) the facilities, equipment, licenses, permits and personnel to manufacture and supply the Consoles in accordance with the Specifications and in compliance with applicable laws and regulations; and
     (c) each Console, at the time of delivery to Medtronic, shall: (i) meet the Specifications and warranties set forth herein; (ii) be free from defects in materials and workmanship; and (iii) not be adulterated or misbranded within the meaning of the U.S. Food, Drug and Cosmetic Act and regulations thereunder or any similar law or regulation.

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     (d) EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 4, VOLCANO MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE PRODUCT, AND VOLCANO HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE.
     5. Successors and Assigns. This Termination Agreement shall be binding upon and inure to the benefit of the Parties hereto and the successors or assigns of the Parties hereto; provided, that (i) the rights and obligations of Volcano herein may not be assigned except to an affiliate of Volcano or to any person who succeeds to substantially all of the assets and business of Volcano to which this Termination Agreement relates.
     6. Complete Agreement. This Termination Agreement and the Warranties referred to herein, and the exhibits hereto and thereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements whether written or oral relating hereto.
     7. Governing Law. This Termination Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to the choice of law principles thereof. The Parties hereby irrevocably consent to the exclusive jurisdiction and venue of any United States court or state court of competent jurisdiction located in San Francisco, California and waive any objections either may have at any time to such jurisdiction and venue. The parties agree to the personal jurisdiction of such courts and agree that service of process may be made pursuant to notice sent in accordance with Exhibit E.
     8. Waiver, Discharge, Amendment, Etc. The failure of any Party hereto to enforce at any time any of the provisions of this Termination Agreement shall not, absent an express written waiver signed by the party making such waiver specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way affect the validity of this Termination Agreement or any part thereof or the right of the Party thereafter to enforce each and every such provision. No waiver of any breach of this Termination Agreement shall be held to be a waiver of any other or subsequent breach. Any amendment to this Termination Agreement shall be in writing and signed by the Parties hereto.
     9. Counterparts. This Termination Agreement may be executed in any number of counterparts, with signature pages delivered by facsimile, each of which shall be deemed an original as if delivered in person and all of which together shall constitute one instrument.
     10. Restriction on Re-Sale by Medtronic. Medtronic agrees not to sell any of the Consoles referenced in Section 2(a) to any hospital or doctor prior to the first anniversary of the Delivery Date for each such Console.
[signature page to follow]

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     IN WITNESS WHEREOF, the undersigned has executed this Termination of Option to Distribute Agreement as of January 27, 2006.

VOLCANO CORPORATION	MEDTRONIC VASCULAR, INC.

/s/ John Dahldorf	/s/ Scott Ward

By: John Dahldorf	By: Scott Ward
Its: CFO	Its: President
Date: 1-27-2006	Date: January 27, 2006

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Exhibit A
Option to Distribute Agreement

OPTION TO DISTRIBUTE AGREEMENT
      THIS OPTION TO DISTRIBUTE AGREEMENT (this “Agreement”) is made and entered into as of July 21, 2003 (the “Effective Date”) between VOLCANO THERAPEUTICS, INC. (as defined below, “Volcano”), a Delaware corporation, and MEDTRONIC AVE, INC. (as defined below, “Medtronic”), a Delaware corporation.
RECITALS
      WHEREAS, Volcano has acquired substantially all of the assets associated with the functional measurement business and IVUS business of JOMED, Inc. and its affiliates (the “JOMED Acquisition”);
      WHEREAS, Volcano and Medtronic are simultaneously entering into a License Agreement (the “License Agreement”), a Supply Agreement and a Right of First Negotiation and First Refusal Agreement (the “ROFN/ROFR Agreement”) and a financing agreement pursuant to which Medtronic will purchase Series B Preferred Stock of Volcano; and
      WHEREAS, Volcano and Medtronic wish to enter into this Agreement pursuant to which Volcano grants to Medtronic an option to exclusively distribute certain products in Japan, as further set forth herein.
AGREEMENTS
      NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties mutually agree as follows:
ARTICLE 1
DEFINITIONS
      1.1     Specific Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:
      “Affiliate” of a specified person (natural or juridical) means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. “Control” shall mean ownership of more than 50% of the shares of stock entitled to vote for the election of directors in the case of a corporation, and more than 50% of the voting power in the case of a business entity other than a corporation.
      “Agreement” means this Agreement and all Exhibits and Schedules hereto.
      “Fukuda Distribution Agreement” means the distribution agreement between Volcano (including as successor to JOMED Inc.) and Fukuda Denshi Co., Ltd. (“Fukuda”), the rights to which Volcano will acquire in the JOMED Acquisition.

        “Liquidity Event” means either of the following events: (i) the consummation by Volcano of a firm commitment underwritten public offering made pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Volcano common stock; or (ii) the closing of a sale to a person that is not an Affiliate of Volcano of all or substantially all of Volcano’s assets, whether by merger, combination, sale of assets, sale of shares, licensing or otherwise, provided that Volcano has complied with all of its obligations under the ROFN/ROFR Agreement.
        “Medtronic” means Medtronic, Inc. and its Affiliates.
        “Products” means all products acquired by Volcano in the JOMED Acquisition and any improvements thereon. For the avoidance of doubt, “Products” does not mean, or include, products developed utilizing or incorporating (i) the Philips Technology (as that term is defined in the License Agreement) and not covered by any Patent (as defined in the License Agreement) or (ii) any other technology or intellectual property of Volcano other than Patents, unless, in either case, on the Effective Date or at any time during the term of the Fukuda Distribution Agreement, and as of Medtronic’s exercise of the Japanese Distribution Option, Volcano determines to include such products as products to be distributed under the Fukuda Distribution Agreement, in which case “Products” shall include such products.
        “Volcano” means Volcano Therapeutics, Inc. and its Affiliates.
        1.2 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and shall have the meaning indicated throughout this Agreement.
        1.3 Definitional Provisions.

(a) The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

(b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c) References to an “Exhibit” or to a “Schedule” are, unless otherwise specified, to one of the Exhibits or Schedules attached to or referenced in this Agreement, and references to an “Article” or a “Section” are, unless otherwise specified, to one of the Articles or Sections of this Agreement.

(d) The term “person” includes any individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.
ARTICLE 2
OPTION TO DISTRIBUTE

      2.1 General. Volcano hereby grants to Medtronic an option (the “Japanese Distribution Option”) to exclusively distribute in Japan Products commencing on the date of termination of the Fukuda Distribution Agreement.
      2.2 Exercise and Expiration of Option. Medtronic may exercise the Japanese Distribution Option by notifying Volcano in writing of such exercise on or before June 30, 2006 (the “Option Expiration Date”); provided, however, that Medtronic may not exercise the Japanese Distribution Option prior to the earlier to occur of (i) June 30, 2005 and (ii) to the extent possible, one year prior to any anticipated termination of the Fukuda Distribution Agreement, or, if it is not possible to give advance notice of any such termination, then upon the termination of the Fukuda Distribution Agreement. Volcano shall promptly notify Medtronic if Volcano becomes aware of any anticipated or actual termination of the Fukuda Distribution Agreement before its natural expiration date.
      2.3 Definitive Distribution Agreement. Promptly upon Medtronic’s exercise of the Japanese Distribution Option, Volcano and Medtronic (or an Affiliate of Medtronic) shall enter into a definitive distribution agreement (the “Medtronic Distribution Agreement”) related to such Japanese exclusive distribution right, the term of which shall be at least five (5) years from the commencement of Medtronic’s distribution rights thereunder, and the other terms and conditions of which shall be substantially similar to the terms and conditions of the Fukuda Distribution Agreement as of the Effective Date, provided that the minimum sales volumes for the first year of the Medtronic Distribution Agreement shall be substantially similar to the minimum sales volumes in the last full year prior to the termination of the Fukuda Distribution Agreement (less the amount of Product that Fukuda is able to sell after the termination of the Fukuda Distribution Agreement); provided, however, that Volcano shall have the right to terminate the Medtronic Distribution Agreement at any time prior to December 31, 2006 in the event that, prior to such date, (i) a Liquidity Event occurs, and (ii) within three (3) business days following the consummation of such Liquidity Event, Volcano pays to Medtronic, in immediately available funds, $2,000,000 (the “Termination Fee”); provided, however, that in the event the Liquidity Event is the public offering of Volcano’s common stock (pursuant to subparagraph (i) of the definition of “Liquidity Event”), Volcano may terminate the Medtronic Distribution Agreement effective immediately prior to such consummation of the public offering provided that Volcano pays Medtronic the Termination Fee as provided above within 3 business days following the consummation of said public offering.
      2.4 Further Obligations of Volcano. Volcano agrees that it will not renew or extend the Fukuda Distribution Agreement and, until the expiration of the Japanese Distribution Option or any Medtronic Distribution Agreement, will not enter into any other agreements or arrangements to provide distribution rights in Japan with respect to any Product. Further, Volcano will exercise commercially reasonable efforts to obtain Japanese regulatory approvals in the name of Medtronic (or transfer the existing approvals to Medtronic) so as to ensure that such regulatory approvals are in Medtronic’s name at the commencement of any Medtronic Distribution Agreement.
ARTICLE 3
CERTAIN REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

      3.1 Representations and Warranties of Volcano. Volcano represents and warrants to Medtronic that the execution and delivery by Volcano of this Agreement and the performance by Volcano of its obligations hereunder have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or Bylaws of Volcano, as amended, or any provision of any indenture, agreement or other instrument to which Volcano or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of Volcano. This Agreement has been duly executed and delivered by Volcano and constitutes the legal, valid and binding obligation of Volcano, enforceable in accordance with its terms, subject, as to the enforcement of remedies, to the discretion of the courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally.
      3.2 Representations and Warranties of Medtronic. Medtronic represents and warrants to Volcano that the execution and delivery by Medtronic of this Agreement and the performance by Medtronic of its obligations hereunder have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or Bylaws of Medtronic, as amended, or any provision of any indenture, agreement or other instrument to which Medtronic or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of Medtronic. This Agreement has been duly executed and delivered by Medtronic and constitutes the legal, valid and binding obligation of Medtronic, enforceable in accordance with its terms, subject, as to the enforcement of remedies, to the discretion of the courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally.
      3.3 Indemnification. Each party shall indemnify, defend and hold harmless the other party and its subsidiaries, and their respective officers, directors, employees, shareholders and distributors from and against and in respect of any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) finally awarded, resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of a breach of a representation, warranty or agreement of such party set forth in this Agreement.
ARTICLE 4
TERM AND TERMINATION

      4.1 Term. This Agreement shall take effect as of the date hereof and shall continue in force until the Option Expiration Date (if Medtronic has not exercised the Japanese Distribution Option) or until the parties have entered into the Medtronic Distribution Agreement (if Medtronic has exercised the Japanese Distribution Option) (the “Term”). Nothing contained in this Agreement will be interpreted as requiring either party to renew or extend this Agreement beyond the Term.
      4.2 Termination. This Agreement may be terminated by mutual consent of the parties. Further, Volcano shall have the right to terminate this Agreement (and all rights and obligations hereunder) at any time prior to December 31, 2006 in the event that, prior to such date, (i) a Liquidity Event occurs, and (ii) within three (3) business days following the consummation of such Liquidity Event, Volcano pays to Medtronic, in immediately available funds, the Termination Fee; provided, however, that in the event the Liquidity Event is the public offering of Volcano’s common stock (pursuant to subparagraph (i) of the definition of “Liquidity Event”), Volcano may terminate this Agreement immediately prior to such consummation of the public offering provided that Volcano pays Medtronic the Termination Fee as provided above within 3 business days following the consummation of said public offering.
ARTICLE 5
MISCELLANEOUS
      5.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors or assigns of the parties hereto; provided, that (i) the rights and obligations of Volcano herein may not be assigned except to an Affiliate of Volcano or to any person who succeeds to substantially all of the assets and business of Volcano to which this Agreement relates, and (ii) the rights and obligations of Medtronic herein may not be assigned except to an Affiliate of Medtronic or to any person who succeeds to substantially all of that portion of Medtronic’s business to which this Agreement relates.
      5.2 Complete Agreement. This Agreement and the agreements referred to herein, and the Schedules and Exhibits hereto and thereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements whether written or oral relating hereto.
      5.3 Governing Law. The formation, legality, validity, enforceability and interpretation of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws thereof. Solely for the purposes of seeking interim injunctive relief, the parties hereby irrevocably consent to the exclusive jurisdiction and venue of any United States court or state court of competent jurisdiction located in San Francisco, California and waive any objections either may have at any time to such jurisdiction and venue. The parties agree to the personal jurisdiction of such courts and agree that service of process may be made pursuant to notice sent in accordance with Section 5.5.
      5.4 Waiver, Discharge, Amendment, Etc. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall not, absent an express written waiver signed by the party making such waiver specifying the provision being waived, be construed to be a waiver of any such provision, nor in any affect the validity of this Agreement or any part thereof or the right of the party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. Any amendment to this Agreement shall be in writing and signed by the parties hereto.
      5.5 Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:
      if to Medtronic, to:

Medtronic, Inc.
710 Medtronic Parkway NE
Minneapolis, MN 55432-5604
      with separate copies thereof addressed to

Attention:	General Counsel
Mail Stop LC400
Telecopier No.: (763) 572-5459

and

Attention:	Vice President and Chief Development Officer
Mail Stop LC390
Telecopier No.: (763) 505-2542

and

Medtronic AVE
3576 Unocal Place
Santa Rosa, CA 95403
Attention:	General Counsel
Telecopier No.: (707) 541-3190
      if to Volcano to:

Volcano Therapeutics, Inc.
2870 Kilgore Road,
Rancho Cordova, California 95670
Telecopier No.: (916) 638-7976

Attn:	Vincent J. Burgess, Vice President, Marketing and Business Development
Any party may change the above-specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile) or on the day shown on the return receipt (if delivered by mail or delivery service).
      5.6 Expenses. Except as expressly provided herein, Volcano and Medtronic shall each pay their own expenses incident to this Agreement and the preparation for, and consummation of, the transactions provided for herein.
      5.7 Titles and Headings; Construction. The titles and headings to the Articles and Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.
      5.8 Severability. If any provision of this Agreement is held invalid, illegal or unenforceable, such provision shall be enforced to the maximum extent permissible and the remaining provisions shall nonetheless be enforceable according to their terms.
      5.9 Relationship. This Agreement does not make either party the employee, agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. In fulfilling its obligations pursuant to this Agreement, each party shall be acting as an independent contractor.
      5.10 Benefit. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
      5.11 Survival. All of the representations, warranties, and covenants made in this Agreement, and all terms and provisions hereof intended to be observed and performed by the parties after the termination hereof, shall survive such termination and continue thereafter in full force and effect, subject to applicable statutes of limitations.
      5.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed as original and all of which together shall constitute one instrument.
      5.13 Execution of Further Documents. Each party agrees to execute and deliver without further consideration any further documents, and to perform such other lawful acts, as the other party may reasonably require to fully secure and/or evidence the rights or interests granted herein.
      5.14 Arbitration. Any dispute arising out of or relating to this Agreement, including the formation, interpretation or alleged breach hereof, shall be settled in accordance with the Exhibit A attached hereto. The results of such arbitration proceedings shall be binding upon the parties hereto, and judgment may entered upon the arbitration award in any court having jurisdiction thereof. Notwithstanding the foregoing, either party may seek interim injunctive relief (including, without limitation, as expressly provided in Section 5.15 below) from any court of competent jurisdiction as provided in Section 5.3.
      5.15 Public Announcement. Neither party will publicly disclose or divulge any provisions of this Agreement nor the transactions contemplated hereby without the other party’s written consent, except as may be required by applicable law or stock exchange regulation, and except for communications to such party’s employees or customers or investors or prospective investors (subject to appropriate confidentiality obligations); provided that, prior to disclosure of any provision of this Agreement that either party considers particularly sensitive or confidential to any governmental agency or stock exchange, the parties shall cooperate to seek confidential treatment or other applicable limitations on the public availability of such information. In particular, prior to such disclosure, each party shall use its best efforts to redact the payment terms specified herein and each party shall provide the other the opportunity to redact other information and seek confidential treatment of any such disclosure. The parties expressly agree that any Medtronic Distribution Agreement shall include this Section 5.15, or a confidentiality provision substantially similar to this Section 5.15. Medtronic expressly acknowledges, solely for purposes of Volcano’s ability to seek injunctive or equitable relief, that its failure to comply with this Section 5.15 or disclosure of the provisions of this Agreement or the transactions contemplated hereby will have an immediate, irreparable and significant detrimental effect to Volcano’s business and business relationships and agreements in Japan. Medtronic therefore agrees that in the event of such failure to comply with this Section 5.15 or disclosure of the provisions of this Agreement, or threatened breach of this Section 5.15, and in addition to any remedies available at law, Volcano shall have the right to seek injunctive relief, without bond, in connection with such failure to comply, disclosure or threatened breach, or such equitable relief as may be determined by a court of competent jurisdiction, after taking into consideration all the facts related to such failure to comply, disclosure, or threatened breach.
      5.16 Medtronic Guaranty. Medtronic, Inc. hereby guaranties the performance by Medtronic AVE, Inc. of Medtronic AVE, Inc.’s obligations under this Option to Distribute Agreement.

      IN WITNESS WHEREOF, each of the parties has caused this Option to Distribute Agreement to be executed in the manner appropriate to each, as of the date first above written.

VOLCANO THERAPEUTICS, INC.			MEDTRONIC AVE, INC.

By:	/s/ S. Huennekens	By:

Its:	President & CEO	Its:

MEDTRONIC, INC.

By:

Its:
Attachments:
                    Exhibit A — Alternative Dispute Resolution

9

      IN WITNESS WHEREOF, each of the parties has caused this Option to Distribute Agreement to be executed in the manner appropriate to each, as of the date first above written.

VOLCANO THERAPEUTICS, INC.		MEDTRONIC AVE, INC.

By:	By:	[ILLEGIBLE]

Its:	Its:

Attachments:
                    Exhibit A — Alternative Dispute Resolution

9

      IN WITNESS WHEREOF, each of the parties has caused this Option to Distribute Agreement to be executed in the manner appropriate to each, as of the date first above written.

VOLCANO THERAPEUTICS, INC.	MEDTRONIC, INC.

By:	By:	/s/ Arthur D. Collins, Jr.
Arthur D. Collins, Jr. Chairman of the Board and Chief Executive Officer

Its:	Its:

Attachments:
          Exhibit A — Alternative Dispute Resolution

EXHIBIT A
Alternative Dispute Resolution
      1) Negotiations. If any dispute arises between Volcano and Medtronic with respect to the Option to Distribute Agreement (the “Agreement”), or any alleged breach thereof, any party may, by written notice to the other party, have such dispute referred to their respective designees listed below or their successors for attempted resolution by good faith negotiations within 30 days after such notice is received. Such designees are as follows:

For Volcano — the Vice President, Marketing and Business Development of Volcano or his/her designee

For Medtronic — the President of Medtronic AVE, Inc.
      Any settlement reached by the parties under this Section 1 shall not be binding until reduced to writing and signed by the above-specified designees of Medtronic and Volcano. When reduced to writing, such settlement agreement shall supersede all other agreements, written or oral, to the extent such agreements specifically pertain to the matters so settled. If the designees are unable to resolve such dispute within such 30-day period, any party may invoke the provisions of Section 2 below.
      2) Arbitration. All claims, disputes, controversies, and other matters in question arising out of or relating to the Agreements, including claims for Indemnifiable Losses and disputes regarding the making of the Agreements, including claims of fraud in the inducement, or to the alleged breach hereof, shall be settled by negotiation between the parties as described in Section 1 above or, if negotiation is unsuccessful, by binding arbitration in accordance with procedures set forth in Section 3 and 4 below.
      3) Notice. Notice of demand for binding arbitration shall be given in writing to the other party and shall be delivered personally or by facsimile (receipt confirmed) to an executive officer of such party or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as provided in the Agreement.
      Any party may change the above-specified recipient and/or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile (upon appropriate electronic confirmation of successful transmission)) or on the day shown on the return receipt (if delivered by mail or delivery service). In no event may a notice of demand of any kind be filed more than two years after the date the claim, dispute, controversy, or other matter in question was asserted by one party against another, and if such demand is not timely filed, the claim, dispute, controversy, or other matter in question referenced in the demand shall be deemed released, waived, barred, and unenforceable for all time, and barred as if by statute of limitations.

      4) Binding Arbitration. Upon filing of a notice of demand for binding arbitration by any party hereto, arbitration shall be commenced and conducted as follows:

(a) Arbitrators. All claims, disputes, controversies, and other matters (collectively “matters”) in question shall be referred to and decided and settled by a standing panel of three independent arbitrators, one selected by each of Volcano and Medtronic’s representative and the third by the two arbitrators so selected; provided, if the amount in controversy (including reasonably anticipated future amounts or payments under the Agreement affected by such arbitrated matter) is under $300,000, a single arbitrator will be used. The third (or the single arbitrator, if applicable) shall be a former judge of one of the U.S. District Courts or one of the U.S. Court of Appeals or such other classes of persons as the parties may agree. Selection of arbitrators shall be made within 30 days after the date of the first notice of demand given pursuant to Section 3 and within 30 days after any resignation, disability or other removal of such arbitrator. Following appointment, each arbitrator shall remain a member of the standing panel, subject to removal for just cause or resignation or disability; provided, however, an arbitrator can be removed by the party who appointed the arbitrator, or in the case of the third arbitrator, by either party for any reason at any time when no matter is in arbitration.

(b) Cost of Arbitration. The cost of each arbitration proceeding, including without limitation the arbitrators’ compensation and expenses, hearing room charges, court reporter transcript charges etc., shall be borne by the party whom the arbitrators determine has not prevailed in such proceeding, or borne equally by the parties if the arbitrators determine that neither party has prevailed. The arbitrators shall also award the party that prevails substantially in its pre-hearing position its reasonable attorneys’ fees and costs incurred in connection with the arbitration. The arbitrators are specifically instructed to award attorneys’ fees for instances of abuse of the discovery process.

(c) Location of Proceedings. An arbitration proceeding shall be held in San Francisco, California, unless the parties agree otherwise.

(d) Pre-hearing Discovery. The parties shall have the right to conduct and enforce pre-hearing discovery in accordance with the then current Federal Rules of Civil Procedure, subject to these limitations: Document discovery and other discovery shall be under the control of and enforceable by the arbitrators. The arbitrators shall permit and facilitate such other discovery as they shall determine is appropriate under the circumstances, taking into account the needs of the parties and the desirability of making discovery expeditious and cost effective. The arbitrators shall decide discovery disputes. The arbitrators are empowered:

(i) to issue subpoenas to compel pre-hearing document or deposition discovery;

(ii) to enforce the discovery rights and obligations of the parties; and

(iii) to otherwise control the scheduling and conduct of the proceedings.
      Notwithstanding any contrary foregoing provisions, the arbitrators shall have the power and authority to, and to the fullest extent practicable shall, abbreviate arbitration discovery in a manner that is fair to all parties in order to expedite the arbitration proceeding and render a final decision within six months after the pre-hearing conference.
      (e) Pre-hearing Conference. Within 45 days after filing of notice of demand for binding arbitration, the arbitrators shall hold a pre-hearing conference to establish schedules for completion of discovery, for exchange of exhibit and witness lists, for arbitration briefs, for the hearing, and to decide procedural matters and all other questions that may be presented.
      (f) Hearing Procedures. The hearing shall be conducted to preserve its privacy and to allow reasonable procedural due process. Rules of evidence need not be strictly followed, and the hearing shall be streamlined as follows:

(i) Documents shall be self-authenticating, subject to valid objection by the opposing party;

(ii) Expert reports, witness biographies, depositions, and affidavits may be utilized, subject to the opponent’s right of a live cross-examination of the witness in person;

(iii) Charts, graphs, and summaries shall be utilized to present voluminous data, provided (i) that the underlying data was made available to the opposing party 30 days prior to the hearing, and (ii) that the preparer of each chart, graph, or summary is available for explanation and live cross-examination in person;

(iv) The hearing should be held on consecutive business days without interruption to the maximum extent practicable; and

(v) The arbitrators shall establish all other procedural rules for the conduct of the arbitration in accordance with the rules of arbitration of the Center for Public Resources.
      (g) Governing Law. This arbitration provision shall be governed by, and all rights and obligations specifically enforceable under and pursuant to, the rules of the Federal Arbitration Act and the laws of the State of California shall be applied, without reference to the choice of law principles thereof, in resolving matters submitted to such arbitration.

      (h) Consolidation. No arbitration shall include, by consolidation, joinder, or in any other manner, any additional person not a party to this Agreement (other than affiliates of any such party, which affiliates may be included in the arbitration), except by written consent of the parties hereto containing a specific reference to this Agreement.
      (i) Award. The arbitrators shall be required to render their final decision within six months after the pre-hearing conference. The arbitrators are empowered to render an award of general compensatory damages and equitable relief (including, without limitation, injunctive relief), but are not empowered to award punitive or presumptive damages. The award rendered by the arbitrators (1) shall be final; (2) shall not constitute a basis for collateral estoppel as to any issue; and (3) shall not be subject to vacation or modification, except in the event of fraud or gross misconduct on the part of the arbitrators.
      (j) Confidentiality. The parties hereto will maintain the substance of any proceedings hereunder in confidence and make disclosures to others only to the extent necessary to properly conduct the proceedings.
      (j) Entry of Judgment. The rulings of the arbitrators and allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction hereunder.

Exhibit B
Console Specifications
          System:
▪	Dual 3.06 GHz Xeon processor

▪	250GB IDE Hard Drive

▪	2 GB SD RAM

▪	16x DVD Drive

▪	USB color printer on board

▪	Boot up time less than 60 seconds, application imaging within 60 seconds from boot (total time <120 seconds)

▪	19” LCD flat panel medical grade monitor

▪	Allows for sudden power loss, data will be saved to hard drive

▪	Data entry: keyboard, trackball, color coded interface

▪	Multiple image screens ultrasound, flouro, stored and sagittal views

▪	Patient book-marking capabilities during acquisition and playback

▪	Digital video loop storage: up to 10 video loops, each loop can hold up to 2700 frames (30fps x 90 sec)

▪	System supports up to 99 still frames from different video loops or live feed

▪	DICOM viewer automatically saved to each DVD burned

▪	Installed with and validated for use with ChromaFlo software
          Input Power:
▪	100 to 240 VAC

▪	50/60 Hz
          Dimensions:
▪	62“ X 24“ X 24“(H x W x D)
          Weight:
▪	< 100 lbs

Exhibit C
Form of Warranty
LIMITED WARRANTY
Subject to the conditions and limitations on liability stated herein, Volcano Corporation (“VOLCANO”) warrants that the Volcano s5 (the “System”) as so delivered, shall materially conform to Volcano’s then current specifications for the System, for a period of one year from the date of delivery. ANY LIABILITY OF VOLCANO WITH RESPECT TO THE SYSTEM OR THE PERFORMANCE THEREOF UNDER ANY WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY WILL BE LIMITED EXCLUSIVELY TO SYSTEM REPAIR OR REPLACEMENT. EXCEPT FOR THE FOREGOING, THE SYSTEM IS PROVIDED “AS IS” WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF FITNESS, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. FURTHER, VOLCANO DOES NOT WARRANT, GUARANTEE, OR MAKE ANY REPRESENTATIONS REGARDING THE USE, OR THE RESULTS OF THE USE, OF THE SYSTEM OR WRITTEN MATERIALS IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE. Buyer understands that VOLCANO is not responsible for and will have no liability for any items or any services provided by any persons other than VOLCANO. VOLCANO shall have no liability for delays or failures beyond its reasonable control. Additionally, this warranty does not apply if:
1. The System is operated in other than a manner prescribed by Volcano Corporation in the Operator’s Manual, and/or supplements.
2. The System is operated in a manner that is not in conformance with purchase specifications and specifications contained in the Operator’s Manual, and/or supplements.
3. The System is not maintained in accordance with procedures in the Operator’s Manual, and/or supplements.
4. The System is repaired, altered, or modified in any way by other than Volcano Corporation authorized personnel, or without Volcano Corporation authorization.
Contact Volcano Corporation Field Service for instructions and issuance of a Return Material Authorization if claims under this warranty become necessary and if the System or components of the System are to be returned. The System or components will not be accepted for warranty purposes unless the return has been authorized by Volcano Corporation.
System parts or components repaired or replaced under warranty bear the same warranty expiration date as the original equipment. Consumable parts (data disks, batteries, among others) are warranted only against defects in materials and workmanship. System parts purchased outside the original warranty period are warranted for a period of 90 days, subject to all of the restrictions contained in this Limited Warranty. Use of unauthorized replacement parts may void the warranty. In all cases, Volcano Corporation will be the sole judge as to what constitutes warrantable damage.

Exhibit D
Volcano Service Plans and Pricing Guide

IVUS MAINTENANCE AGREEMENT
BASIC PROTECTION
Dated: (Insert Date)

Volcano Corporation by its acceptance hereof, agrees to provide maintenance services for the equipment listed below in accordance with the following terms on the face and attachments.

Equipment Location:	(HOSPITAL NAME)
(HOSPITAL ADDRESS)
Contact Name:
Telephone:
Fax:

IVUS Serial Number:
Patient Interface Module: 0500-

For service, please contact: (800) 228-4728 ext. 230
Fax: (916) 281-2669

Account Manager:
Phone Number: (800) 228-4728 ext.

ACCEPTED BY (HOSPITAL NAME):

Authorized Signature

Name

Title

Date

IVUS Imaging System
BASIC PROTECTION
AMOUNT DUE — Nine thousand, seven hundred fifty dollars ($9,750.00) per year
MAINTENANCE AGREEMENT TERMS:
Maintenance Service
Volcano Corporation will provide maintenance service for the equipment shown on the face hereof during normal working hours (8:00 AM to 5:00 PM, Monday through Friday, except holidays). The remedial service will consist of replacement of unserviceable or defective components. Volcano Corporation will provide a 4-hour telephone response time within business hours.
Replacement parts will be furnished on an exchange basis at Volcano Corporation’s expense and will be new or reconditioned parts equivalent to new. Replaced parts become the property of Volcano Corporation. The Patient Interface Module (PIM) will be replaced at no charge to customer provided the defective PIM is returned to Volcano Corporation.
Service that Volcano Corporation furnishes at the customer’s request in addition to those specified in the contract will be charged to the customer and invoiced at Volcano Corporation’s applicable rates.
Exclusions
Maintenance service does not include:
1.	Preventative Maintenance Visit.

2.	Disposable items, including but not limited to catheters.

3.	Damage to the system due to negligence or misuse. Additionally, such damage can void this warranty.

4.	Labor and material will be charged at Volcano Corporation applicable rates for any of the following:
a.	Malfunction or damage due to improper use of equipment as outlined in the Operators Manual.

b.	Malfunction or damage due to unauthorized modification or repair of the system. Additionally, such repair or modification could compromise the safety and reliability of the equipment and shall void the warranty.

c.	Malfunction or damage due to unauthorized equipment interfaces. Additionally, such repair or modification could compromise the safety and reliability of the equipment and shall also void the warranty.

d.	Any malfunction or damage due to accident, misuse, or neglect.
Customer agrees that Volcano Corporation may inspect the equipment before the commencement date of this agreement. Any deficiencies discovered which are not otherwise covered by the Volcano Corporation’s sales warranty, will be corrected and billed to the customer at Volcano Corporation’s applicable rates.
Charges
Volcano Corporation shall add to all charges any sales, excise, use or other taxes or fees, now in effect or hereafter levied, which Volcano Corporation may be required to pay or collect in connection with this agreement.
All charges shall be due net thirty (30) days from date of invoice unless otherwise specified on the invoice. Volcano Corporation may, at Volcano Corporation’s option, immediately terminate this agreement for payment delinquency in excess of sixty (60) days.
Access to Equipment
Volcano Corporation or Volcano Corporation’s authorized representatives shall have full and free access to the equipment to perform maintenance service. The Volcano Corporation Service Representative will charge for time waiting for equipment availability after a sixty (60) minute wait beyond the scheduled time.
Equipment Coverage
This agreement is non-cancelable for one year or the term as stated on the face hereof whichever is less, except: if either party fails to perform its obligations and such failure continues after thirty (30) days written notice, then the other party has the right to terminate this agreement.
By written agreement of the parties, additional items of equipment may be added to the coverage of this agreement. The location of the equipment, type, mode, serial number, and commencement date of maintenance service as well as any additional charges for maintenance of additional item shall be specified on the face of this agreement.
Warranty
Repairs made during the term of this agreement are warranted for the period remaining on and under the conditions of this agreement or for ninety (90) days, whichever is longer.
Miscellaneous
This agreement constitutes the entire agreement between the parties and supersedes any previous agreement, understanding or order between the parties. Should the terms and conditions of the Purchase Order issued in connection with this agreement conflict with terms contained herein, the terms of this agreement shall prevail. No modifications or waiver of the terms of this agreement shall be binding unless made in writing and signed by both parties.

Volcano Corporation shall be excused from any delay or failure to provide maintenance service under this agreement due to: fire, casualties or accidents, acts of God, civil disorder, governmental acts or restrictions, or any other causes beyond our reasonable control.
VOLCANO CORPORATION’S LIABILITY UNDER THIS AGREEMENT SHALL BE LIMITED TO PROVIDING MAINTENANCE SERVICE. IN NO EVENT SHALL VOLCANO CORPORATION BE LIABLE FOR LOSS OF ANTICIPATED PROFITS OR CONSEQUENTIAL OR SPECIAL DAMAGES.
This agreement and any amendment or modification is subject to Volcano Corporation acceptance. Upon acceptance, Volcano Corporation shall return to the customer a signed duplicate copy.
The laws of the State of California shall govern this agreement.

IVUS MAINTENANCE AGREEMENT
FULL PROTECTION
Dated: (Insert Date)

Volcano Corporation by its acceptance hereof, agrees to provide maintenance services for the equipment listed below in accordance with the following terms on the face and attachments.

Equipment Location:	(HOSPITAL NAME)
(HOSPITAL ADDRESS)
Contact Name:
Telephone:
Fax:

IVUS Serial Number:
Patient Interface Module: 0500-

For Service Contact: (800) 228-4728 ext. 230
Fax: (916) 861-0266

Account Representative:
Telephone: (800) 228-4728 ext.

ACCEPTED BY (HOSPITAL NAME):

Print Name

Authorized Signature

Title

Date

IVUS Imaging System
FULL PROTECTION
AMOUNT DUE — Thirteen thousand, six hundred fifty dollars ($13,650.00) per year
MAINTENANCE AGREEMENT TERMS:
Maintenance Service
Volcano Corporation will provide maintenance service for the equipment shown on the face hereof during normal working hours (8:00 a.m. to 5:00 p.m., Monday through Friday, except holidays). The remedial service will consist of the replacement of unserviceable or defective components. Volcano Corporation will provide 48-hour response time to repair the Systems. Volcano Corporation will provide a 4-hour telephone response time within business hours.
One preventative maintenance visit will be provided during the term of this agreement. The preventative maintenance will be performed approximately six months following initiation of this agreement. The PM includes functional check of the entire unit in conjunction with accessories, and a full diagnostic check.
Replacement parts will be furnished on an exchange basis at Volcano Corporation’s expense and will be a new part or reconditioned part equivalent to new. Replaced parts become the property of Volcano Corporation. The Patient Interface Module (PIM) will be replaced at no charge to customer provided the defective PIM is returned to Volcano Corporation.
Customer will be entitled to send a representative to attend a clinical training course at a pre-scheduled training site. Volcano Corporation will waive tuition charges. All related travel and lodging expenses is the customer’s responsibility.
Service that Volcano Corporation furnishes at the customer’s request in addition to those specified in this contract will be charged to the customer and invoiced at Volcano Corporation’s applicable rates.
Exclusions
Maintenance service does not include:
1.	Disposable items, including but not limited to catheters.

2.	Damage to the system due to negligence or misuse. Additionally, such damage can void this warranty.

3.	Labor and material will be charged at Volcano Corporation applicable rates for any of the following:
a.	Malfunction or damage due to improper use of equipment as outlined in the Operators Manual.

b.	Malfunction or damage due to unauthorized modification or repair of the system. Additionally, such repair or modification could compromise the safety and reliability of the equipment and shall void the warranty.

c.	Malfunction or damage due to unauthorized equipment interfaces. Additionally, such repair or modification could compromise the safety and reliability of the equipment and shall also void the warranty.

d.	Any malfunction or damage due to accident, misuse, or neglect.
Customer agrees that Volcano Corporation may inspect the equipment before the commencement date of this agreement. Any deficiencies discovered which are not otherwise covered by Volcano Corporation’s sales warranty, will be corrected and billed to the customer at Volcano Corporation’s applicable rates.
Charges
Volcano Corporation shall add to all charges any sales, excise, use or other taxes or fees, now in effect or hereafter levied, which Volcano Corporation may be required to pay or collect in connection with this agreement.
All charges shall be due net thirty (30) days from date of invoice unless otherwise specified on the invoice. Volcano Corporation may, at Volcano Corporation’s option, immediately terminate this agreement for payment delinquency in excess of sixty (60) days.
Access to Equipment
Volcano Corporation or Volcano Corporation’s authorized representatives shall have full and free access to the equipment to perform maintenance service. The Volcano Corporation Service Representative will charge for time waiting for equipment availability after a sixty (60) minute wait beyond the scheduled time.
Equipment Coverage
This agreement is non-cancelable for one year or the term as stated on the face hereof whichever is less, except: if either party fails to perform its obligations and such failure continues after thirty (30) days written notice, then the other party has the right to terminate this agreement.
By written agreement of the parties, additional items of equipment may be added to the coverage of this agreement. The location of the equipment, type, mode, serial number,

commencement date of maintenance service and any additional charges for maintenance of additional item shall be specified on the face of this agreement.
Warranty
Repairs made during the term of this agreement are warranted for the period remaining on and under the conditions of this agreement or for ninety (90) days, whichever is longer.
Miscellaneous
This agreement constitutes the entire agreement between the parties and supersedes any previous agreement, understanding or order between the parties. Should the terms and conditions of the Purchase Order issued in connection with this agreement conflict with terms contained herein, the terms of this agreement shall prevail. No modifications or waiver of the terms of this agreement shall be binding unless made in writing and signed by both parties.
Volcano Corporation shall be excused from any delay or failure to provide maintenance service under this agreement due to: fire, casualties or accidents, acts of God, civil disorder, governmental acts or restrictions, or any other causes beyond our reasonable control.
VOLCANO CORPORATION’S LIABILITY UNDER THIS AGREEMENT SHALL BE LIMITED TO PROVIDING MAINTENANCE SERVICE. IN NO EVENT SHALL VOLCANO CORPORATION BE LIABLE FOR LOSS OF ANTICIPATED PROFITS OR CONSEQUENTIAL OR SPECIAL DAMAGES.
This agreement and any amendment or modification is subject to Volcano Corporation acceptance. Upon acceptance, Volcano Corporation shall return to the customer a signed duplicate copy.
The laws of the State of California shall govern this agreement.

IVUS MAINTENANCE AGREEMENT
FULL PROTECTION PLUS
Dated: (Insert Date)

Volcano Corporation by its acceptance hereof, agrees to provide maintenance services for the equipment listed below in accordance with the following terms on the face and attachments.

Equipment Location:	(HOSPITAL NAME)
(HOSPITAL ADDRESS)
Contact Name:
Telephone:
Fax:

IVUS Serial Number:
Patient Interface Module: 0500-

For Service Contact: (800) 228-4728 ext. 230
Fax: (916) 861-0266

Account Representative:
Telephone: (800) 228-4728 ext.

ACCEPTED BY (HOSPITAL NAME):

Print Name

Authorized Signature

Title

Date

IVUS Imaging System
FULL PROTECTION PLUS
AMOUNT DUE — Seventeen thousand, five hundred fifty dollars ($17,550.00) per year
MAINTENANCE AGREEMENT TERMS:
Maintenance Service
Volcano Corporation will provide maintenance service for the equipment shown on the face hereof during normal working hours (8:00 am to 5:00 PM, Monday through Friday, except holidays). The remedial service will consist of the replacement of unserviceable or defective components. Volcano Corporation will provide 24-hour response time to repair IIVUS Systems. Volcano Corporation will provide a 4-hour telephone response time within business hours.
One preventative maintenance visit will be provided during the term of this agreement. The preventative maintenance will be performed approximately six months following initiation of this agreement. The PM includes functional check of the entire unit in conjunction with accessories, and a full diagnostic check.
Replacement parts will be furnished on an exchange basis at Volcano Corporation’s expense and will be a new part or reconditioned part equivalent to new. Replaced parts become the property of Volcano Corporation. The Patient Interface Module (PIM) will be replaced as needed at no charge to customer provided the defective (PIM) is returned to Volcano Corporation.
Customer will be entitled to send a representative to attend a clinical training course at a pre-scheduled training site. Volcano Corporation will waive tuition charges. All related travel and lodging expenses is the customer’s responsibility.
Service that Volcano Corporation furnishes at the customer’s request in addition to those specified in this contract will be charged to the customer and invoiced at Volcano Corporation’ applicable rates.
Exclusions
Maintenance service does not include:
1.	Disposable items, including but not limited to catheters.

2.	Damage to the system due to negligence or misuse. Additionally, such damage can void this warranty.

3.	Labor and material will be charged at Volcano Corporation’ applicable rates for any of the following:

a.	Malfunction or damage due to improper use of equipment as outlined in the Operators Manual.

b.	Malfunction or damage due to unauthorized modification or repair of the system. Additionally, such repair or modification could compromise the safety and reliability of the equipment and shall void the warranty.

c.	Malfunction or damage due to unauthorized equipment interfaces. Additionally, such repair or modification could compromise the safety and reliability of the equipment and shall also void the warranty.

d.	Any malfunction or damage due to accident, misuse, or neglect.
Customer agrees that Volcano Corporation may inspect the equipment before the commencement date of this agreement. Any deficiencies discovered which are not covered by Volcano Corporation’s sales warranty, will be corrected and billed to the customer at Volcano Corporation’s applicable rates.
95% Uptime Guarantee
Volcano Corporation guarantees the unit will be available for use 247 working days. Percentage is based on 260 working days per year. If the system is non-operational less than 95% of the time as calculated above, a 2% credit per day on the service contract will be granted.
Charges
Volcano Corporation shall add to all charges any sales, excise, use or other taxes or fees, now in effect or hereafter levied, which Volcano Corporation may be required to pay or collect in connection with this agreement.
All charges shall be due net thirty days (30) from date of invoice unless otherwise specified on the invoice. Overdue payments shall be charged interest at the rate of one and one-half (1 1/2) percent per month or the maximum permitted by law whichever is less. Volcano Corporation may, at Volcano Corporation’s option, immediately terminate this agreement for payment delinquency in excess of sixty (60) days.
Access to Equipment
Volcano Corporation or Volcano Corporation’s authorized representatives shall have full and free access to the equipment to perform maintenance service. The Volcano Corporation Service Representative will charge for time waiting for equipment availability after a sixty (60) minute wait beyond the scheduled time.
Equipment Coverage
This agreement is non-cancelable for one year or the term as stated on the face hereof whichever is less, except: if either party fails to perform its obligations and such failure continues after thirty (30) days written notice, then the other party has the right to terminate this agreement.

By written agreement of the parties, additional items of equipment may be added to the coverage of this agreement. The location of the equipment, type, mode, serial number, commencement date of maintenance service and any additional charges for maintenance of additional item shall be specified on the face of this agreement.
Warranty
Repairs made during the term of this agreement are warranted for the period remaining on and under the conditions of this agreement or for ninety (90) days, whichever is longer.
Miscellaneous
This agreement constitutes the entire agreement between the parties and supersedes any previous agreement, understanding or order between the parties. Should the terms and conditions of the Purchase Order issued in connection with this agreement conflict with terms contained herein, the terms of this agreement shall prevail. No modifications or waiver of the terms of this agreement shall be binding unless made in writing and signed by both parties.
Volcano Corporation shall be excused from any delay or failure to provide maintenance service under this agreement due to: fire, casualties or accidents, acts of God, civil disorder, governmental acts or restrictions, or any other causes beyond our reasonable control.
VOLCANO CORPORATION’S LIABILITY UNDER THIS AGREEMENT SHALL BE LIMITED TO PROVIDING MAINTENANCE SERVICE. IN NO EVENT SHALL VOLCANO CORPORATION BE LIABLE FOR LOSS OF ANTICIPATED PROFITS OR CONSEQUENTIAL OR SPECIAL DAMAGES.
This agreement and any amendment or modification is subject to Volcano Corporation’s acceptance. Upon acceptance, Volcano Corporation shall return to the customer a signed duplicate copy.
The laws of the State of California shall govern this agreement.

Description of Features & Values
Preventive Maintenance: Complete functional and diagnostic check of the unit and peripherals. Preventive Maintenance performed six months after initiation of contract.
24 Hour On-Site Response: Field Service will respond via telephone within four business hours and will be on-site within one business day (with Full Protection Plus Service Contracts).
Clinical Training Bonus: Customer will be entitled to tuition costs for one person at a pre-scheduled clinical training course. Customer responsible for all related travel and lodging expenses.
95% Up-time Guarantee: Based on 40 hours per week x 52 weeks = 2080 hours x 95% = 1976 hours per year.
Parts: Replacement parts will be furnished on an exchange basis and will be new or reconditioned equivalents to new.
PIM (Patient Interface Module) Replacement (for IVUS): Replacement PIM’s will be furnished on an exchange basis and will be new or reconditioned equivalent to new.
Field Service Facts
•	Technical support telephone response time: Four business hours

•	Average on-site response time: 48 hours (two business days)

•	Repair Charges (for systems not under contract or warranty):
$250/hour for labor
Minimum eight hour charge
All repairs are warranted for 90 days.
Please call Field Service for current parts prices.
Service Contracts are available on all product lines.
Service Schools are held three times a year.

VOLCANO Corp.	VOLCANO Europe SA/NV
2870 Kilgore Road	Excelsiorlaan 41
Rancho Cordova, CA 95670	B-1930 Zaventern Belgium
800.228.4728 • 916.638.8008	+32.2.679.1076
Fax 916.638.8812	+32.2.679.1079 fax

For further information about VOLCANO and its products, please visit www.volcanocorp.com	105630-001/003

VOLCANO’S Commitment to Service
Maintaining the highest quality standards is a priority at Volcano. We have a variety of service contracts to ensure your Volcano equipment continues to operate at an optimum level. Service contracts offer you confidence that your system will be maintained to factory specifications.
To ensure you get the most out of your Volcano system, we offer:
•	24 Hour On-site Response

•	Preventive Maintenance

•	Clinical Training Bonus

•	Up-time Guarantee
If you are interested in purchasing a service contract please contact your local Volcano sales or clinical representative.

Place Business Card Here
Service Contract Options

Special Features	Full Protection Plus	Full Protection	Basic Protection

Parts	✓	✓	✓

Labor and Travel	✓	✓	✓

PIM Replacement (IVUS only)	As needed	As needed	As needed

Preventive Maintenance	One per year	One per year

Value Added Features

95% Up-time Guarantee	✓

24 Hour On-Site Response	✓

Clinical Training Bonus	✓

Annual Cost
IVUS System WaveMap	$17,550	$13,650	$9,750
Pressure System	N/A	N/A	$2,275
ComboMap System	N/A	N/A	$4,550
To Contact Field Service

Operating hours:	Monday — Friday: 7am — 5pm (anywhere in the USA)
Telephone:	916-861 -0230
Fax:	916-861-0266
VOLCANO Corp.
2870 Kilgore Road
Rancho Cordova, CA 95670
800.228.4728 • 916.638.8008
Fax 916.638.8812

Exhibit E
Notice Provision
All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:
     if to Medtronic, to:
Medtronic, Inc.
710 Medtronic Parkway NE
Minneapolis, Minnesota 55432-5604
Attn: Vice President and Chief Development Officer
Telecopier No.: (763) 572-5459
     with separate copies thereof (which shall not constitute notice) addressed to:

Attention:	General Counsel
Mail Stop LC400
Telecopier No.: (763) 572-5459

and

Attention:	Medtronic Vascular, Inc.
3576 Unocal Place
Santa Rosa, CA 95403
Attn: VP of Legal Affairs
Telecopier No.: (707) 566-1259
     if to Volcano to:
Volcano Corporation
2870 Kilgore Road
Rancho Cordova, California 95670
Telecopier No.: (916) 638-7976
Attn: Chief Financial Officer
Either Party may change the above-specified recipient and/or mailing address by notice to all other Party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile) or on the day shown on the return receipt (if delivered by mail or delivery service).